UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 14, 2006
The Yankee Candle Company, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	001-15023	04-2591416

(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

16 Yankee Candle Way
South Deerfield, Massachusetts	01373

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (413) 665-8306

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 Form of Executive Severance Agreement
EX-10.2 Special Retention Bonus Plan
EX-10.3 Amended and Restated Executive Deferred Compensation Plan

Item 1.01. Entry Into a Material Definitive Agreement
Executive Severance Agreements
          On September 14, 2006, the Board of Directors of The Yankee Candle Company, Inc. (the “Company”) authorized the Company to enter into an Executive Severance Agreement with the following executive officers of the Company, as well as each Vice President of the Company:
Craig W. Rydin — Chairman of the Board and Chief Executive Officer
Harlan M. Kent — President and Chief Operating Officer
Bruce H. Besanko — Senior Vice President, Finance and Chief Financial Officer
Stephen Farley — Senior Vice President, Retail
Paul J. Hill — Senior Vice President, Supply Chain
Martha S. LaCroix — Senior Vice President, Human Resources
James A. Perley — Senior Vice President, General Counsel
Richard R. Ruffolo – Senior Vice President, Marketing and Product Innovation
Michael Thorne — Senior Vice President, Wholesale
          The Executive Severance Agreements are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment. The Agreements provide for certain severance benefits to the executive in the event his or her employment is terminated under specified circumstances, as well as certain benefits upon a Change in Control Event (as defined in the Agreement).
          If the executive’s employment is terminated by the Company without Cause (as defined in the Agreement) prior to a Change in Control Event or more than two years after a Change in Control Event, the executive will be entitled to receive severance benefits consisting of the following primary components:
•	continued payment of his or her base salary for the following periods: (1) in the case of the Chairman and Chief Executive Officer, two years; (2) in the case of the President and Chief Operating Officer and the Chief Financial Officer, 18 months; (3) in the case of Senior Vice Presidents, one year; and (4) in the case of Vice Presidents, six months;

•	a one-time payment of his or her incentive award target under the executive compensation plan, pro rated based on the number of days of that fiscal year for which he or she was employed; and

•	a continuation of medical and dental benefits (subject to any required employee contributions) for the severance period referred to in the first bullet above (provided in each case that such benefits would cease sooner if and when the executive is eligible to receive them from another employer).
          If the executive’s employment is terminated within two years following a Change in Control Event by Company without Cause or by the executive for Good Reason (as defined in the Agreement), the executive will be entitled to receive severance benefits consisting of the following primary components:
•	a one-time payment of the following amount: (1) in the case of the Chairman and Chief Executive Officer, 200% of the sum of his base salary plus his incentive award target under the executive compensation plan; (2) in the case of the President and Chief Operating Officer and the Chief Financial Officer, 150% of the sum of his base salary plus his incentive award target under the executive compensation plan; (3) in the case of Senior Vice Presidents, 100% of the sum of his or her base salary plus his or her incentive award target under the executive compensation plan; and (4) in the case of Vice Presidents, the sum of (a) 50% of his or her base salary plus (b) his or her incentive award target under the executive compensation plan;

•	a one-time payment of his or her incentive award target under the executive compensation plan, pro rated based on the number of days of that fiscal year for which he or she was employed; and

•	a continuation of medical and dental benefits (subject to any required employee contributions) and all other employee benefits for the severance period referred to in the first bullet above (provided in each case that such benefits would cease sooner if and when the executive is eligible to receive them from another employer).
          Immediately prior to a Change in Control Event (regardless of whether the executive’s employment terminates), (i) all stock options held by the executive shall become fully vested, and (ii) all restricted stock held by the executive shall become fully vested (this is already provided for in the Company’s restricted stock agreements). In addition, the occurrence of a Change in Control Event shall have the following effect on the performance shares issuable to the executive under his or her Award of Performance Shares Agreements:
•	2004 Award. If a Change in Control Event occurs prior to the date on which the Company would otherwise issue performance shares under the Award of Performance Shares Agreement covering the three fiscal years ending January 1, 2005, December 31, 2005 and December 30, 2006 (which would be expected to occur in March 2007), then the Company shall issue to the executive 60% of the target number of performance shares specified in such Agreement.

•	2005 Award. If a Change in Control Event occurs on or prior to December 29, 2007, then the Company shall issue to the executive 66-2/3% of the target number of performance shares specified in the Award of Performance Shares Agreement covering the three fiscal years ending December 31, 2005, December 30, 2006 and December 29, 2007.

•	2006 Award. If a Change in Control Event occurs on or prior to December 29, 2007, then the Company shall issue to the executive 33-1/3% of the target number of performance shares specified in the Award of Performance Shares Agreement covering the three fiscal years ending December 30, 2006, December 29, 2007 and January 3, 2009. If a Change in Control Event occurs after December 29, 2007 but on or prior to January 3, 2009, then the Company shall issue to the executive 66-2/3% of the target number of performance shares specified in such Award of Performance Shares Agreement.
The Board of Directors of the Company has also approved these same provisions with respect to stock options, restricted stock and performance shares for all employees of the Company who hold such equity awards.
          As partial consideration for the benefits provided under the Executive Severance Agreement, the executive is bound by a non-compete provision included in the Executive Severance Agreement. The executive’s receipt of the severance benefits would be contingent upon the executive signing a release of claims against the Company.
Special Retention Bonus Plan
          On September 14, 2006, the Board of Directors of the Company adopted a Special Retention Bonus Plan covering various management and other employees approved by the Company’s Board of Directors, including all executive officers of the Company. The Plan provides that each participating employee who remains employed by the Company through the date three months following a Change in Control Event (as defined in the Plan) or whose employment is terminated by the Company without Cause (as defined in the Plan) prior to such date will receive a special retention bonus, in an amount equal to either a specified percentage of his or her annual base salary as of the adoption of the Plan or a specified dollar amount. The special retention bonuses for the Company’s executive officers, expressed as a percentage of their respective annual base salaries, are as follows:

Craig W. Rydin	20%
Harlan M. Kent	20%
Bruce H. Besanko	50%
Steven Farley	50%
Paul J. Hill	20%
Martha S. LaCroix	20%
James A. Perley	20%
Richard R. Ruffolo	30%
Michael Thorne	20%
The Plan will terminate on April 1, 2007 if a Change in Control Event has not occurred by that date, which date may be extended by the Compensation Committee of the Board of Directors in its discretion.

Deferred Compensation Plan
          On September 14, 2006, the Board of Directors of the Company approved an amendment and restatement of the Company’s Executive Deferred Compensation Plan. The amendment and restatement modifies such Plan to: (i) comply with certain legislative amendments to Section 409A of the Internal Revenue Code of 1986 (“Section 409A”); (ii) permit participants to receive distributions immediately following a “change of control” (as defined in the Plan) of the Company, as permitted under revised Section 409A; (iii) provide that participants who are otherwise eligible to receive matching contributions under the terms of the Plan shall receive pro-rata matching contributions in the event of a “change of control” of the Company, termination of the Plan, or an amendment to the Plan to eliminate or reduce matching contributions; (iv) provide that a participant shall forfeit all matching contributions in the event of his or her termination for “cause” (as defined in the Plan); and (v) provide that the Company shall indemnify and hold harmless participants from all costs and expenses (including without limitation reasonable fees and expenses of counsel) incurred by any participant in connection with any effort or litigation to enforce his or her rights under the Plan. The amendment and restatement of the Plan is effective as of January 1, 2005.
General
          The Executive Severance Agreements, the Special Retention Bonus Plan and the Amended and Restated Executive Deferred Compensation Plan were approved by both the Board of Directors and the Compensation Committee of the Board after consultation with a compensation consultant and a detailed review of the compensation levels and terms of the Company’s management and market data concerning the compensation practices of similarly situated companies. The Board of Directors views these Agreements and Plans as important steps in retaining and motivating key management personnel in light of the Company’s decision, announced on July 26, 2006, to explore potential strategic alternatives to enhance shareholder value, including a potential sale of the Company.
          Copies of the form of Executive Severance Agreement, the Special Retention Bonus Plan and the Amended and Restated Executive Deferred Compensation Plan are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and the above summaries are qualified by reference to such documents.
Item 9.01. Financial Statements and Exhibits
          (c) Exhibits
               See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.

Date: September 20, 2006	By:	/s/ James A. Perley

James A. Perley, Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Severance Agreement

10.2	Special Retention Bonus Plan

10.3	Amended and Restated Executive Deferred Compensation Plan